Exhibit 32
CERTIFICATION OF CEO AND CFO FUNISHED PERSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
     I, Timothy D. Harris, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Komag, Incorporated on Form 10-Q for the quarterly period ended July 1, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Komag, Incorporated.

BY:	/s/ Timothy D. Harris

Timothy D. Harris
Chief Executive Officer Komag, Incorporated

     I, Kathleen A. Bayless, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Komag, Incorporated on Form 10-Q for the quarterly period ended July 1, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such 10-Q fairly presents in all material respects the financial condition and results of operations of Komag, Incorporated.

BY:	/s/ Kathleen A. Bayless

Kathleen A. Bayless
Chief Financial Officer Komag, Incorporated

     This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Komag, Incorporated for purposes of Section 18 of the Security Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Komag, Incorporated and will be retained by Komag, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.